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EXHIBIT 99.1

CERTIFICATE OF CHANGE OF CONDITIONS

IN THE MATTER of the Crown Minerals Act 1991

AND

IN THE MATTER of Petroleum Exploration Permit 38256 in the name of Indo-Pacific Energy (NZ) Limited and AMG Oil (NZ) Limited,

PURSUANT to section 36(1) of the Crown Minerals Act 1991, and acting under delegated authority, the conditions specified in the second schedule to the above mentioned permit are hereby replaced with those attached to this certificate.

DATED at Wellington this 3rd day of October, 2000.

SIGNED by Darryl Thorburn

Acting Manager Crown Minerals

/s/ Darryl Thorburn

SECOND SCHEDULE PETROLEUM EXPLORATION PERMIT (PEP) 38256

1. The permit holder shall make all reasonable efforts to explore and delineate the petroleum resource potential of the permit area in accordance with good exploration and mining practice.

2. The permit holder shall relinquish at least 50 percent of the permit area at the end of three years from the date of the grant of this permit. The area remaining in the permit after this partial relinquishment must be contiguous and the relinquished land situated so that it will not prevent or seriously hinder the exploration of the land by any future explorer. This partial relinquishment shall be in addition to that required prior to the extension of the duration of the permit (section 37(1) of the Crown Minerals Act 1991).

3. The permit holder shall comply with the work programme as detailed below:

(a) within 15 months of the commencement date of the permit:

i locate and analyse petroleum seeps within the permit area;

ii model existing gravity data and Acquire new gravity data as required to provide proper control on density models derived from gravity modeling;

iii acquire, model and interpret a minimum of 10 new magnetotelluric Stations;
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iv scan and process existing BP and Bounty seismic data;

v as necessary and appropriate, complete surface geological work on source and other sequences;

vi integrate reprocessed onshore and existing offshore seismic data with Wells and new data acquired; and

either

make a firm commitment by notice in writing to the Secretary of Commerce to complete the work programme detailed in (b) below;

or

surrender the permit.

(b) within 24 months of the commencement date of the permit:

i acquire, process and interpret 80 kilometres of new seismic data; and

either

make a firm commitment by notice in writing to the Secretary of Commerce to complete the work programme detailed in (c) below;

or

surrender the permit,

(c) within 30 months of the commencement date of the permit;

i acquire, process and interpret 120 kilometres of new seismic data; and

either

make a firm commitment by notice in writing to the Secretary of Commerce to complete the work programme detailed in (d) below;

or

surrender the permit.

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(d) Prior to 31 October 2000:

i commence drilling one exploration well to the lesser of 1200 metres or economic basement unless geological or engineering constraints encountered whilst drilling make this unreasonable.

(e) Prior to 25 December 2000:

i complete the drilling activity commenced under (d) above, unless geological or engineering constraints encountered whilst drilling make this unreasonable.

(f) within 60 months of the commencement date of the permit:

i drill the Arcadia-1 exploration well to an approved objective and/or depth unless geological or engineering constraints encountered whilst drilling make this unreasonable; and

ii complete a review of the permit area in light of information obtained to date and recent well drilling results.